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                                                                   EXHIBIT 10.13

                  SERVICE MARK AND TRADENAME LICENSE AGREEMENT

         This Service Mark and Tradename License Agreement (the "Agreement") is made and entered into as of the 1st day of July, 2000 ("Effective Date") by and between The Inland Group, Inc. ("Licensor") and Inland Real Estate Corporation ("Licensee").

         WHEREAS, Licensor is the owner of the logo shown in Attachment A and the tradename "Inland" with respect to real estate activities (collectively the "Marks"); and,

         WHEREAS, Licensor is the owner of the registered service mark shown in Attachment B ("Inland and Design") for real estate services; and,

         WHEREAS, Licensor, through its affiliate, Inland Real Estate Advisory Services, Inc., has licensed the Marks to Licensee for use as a service mark and tradename, respectively, in connection with the business of acquiring, owning, operating and disposing of neighborhood retail centers and community centers, primarily in the Midwestern United States ("Existing License"); and,

         WHEREAS, Licensor and Licensee are contemporaneously entering into a transaction, part of which includes (a) Licensee acquiring Inland Real Estate Advisory Services, Inc. and Inland Commercial Property Management, Inc. from affiliates of Licensor, and (b) replacing the Existing License with this Agreement; and,

         WHEREAS, Licensee is desirous of using the Marks in operating its current business and the acquired businesses, and Licensor is willing to license such use of the Marks, along with limited use of Inland and Design, all subject to the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and obligations set forth below, the parties agree as follows:

         1. Grant. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants and Licensee hereby accepts a royalty-free, non-transferable license to use (and to sublicense as permitted herein) the Marks and the Inland and Design service mark as permitted herein in connection with the business of acquiring, owning, operating, managing and disposing of neighborhood retail centers and community centers (the "Business") in the continental United States (the "Territory"). The license to use the logo shall be exclusive. The license to use the tradename "Inland" shall be non-exclusive. However, during the term of this Agreement, neither Licensor nor any of its affiliates shall use the tradename "Inland" or any name which includes or incorporates the name "Inland" primarily in a business that is substantially similar to the Business, and Licensor shall not license any such names to any party that is engaged primarily in a business that is substantially similar to the Business and conducted within the Territory, but the foregoing restriction is subject to the following exceptions:



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          A. Inland Retail Real Estate Trust, Inc. ("IRRETI"), a real estate investment trust sponsored by an affiliate of Licensor, shall have the right to engage in a business substantially similar to the Business within the geographic area currently permitted under its charter using its current name and logo.

          B. On or at any time after July 1, 2002, Licensor and/or any of its affiliates may use the tradename "Inland" or any name which includes or incorporates the name "Inland", and Licensor and/or any of its affiliates may license any such names to any party that is engaged primarily in a business that is substantially similar to the Business, which business is being conducted in a separate and distinct market within the Territory, provided that Licensee is not doing business in such market at the time of such use or licensing by Licensor or its affiliate. For purposes of this exception, the term "market" shall mean a distinct geographical area within the Territory in which Licensee would not directly compete for tenants with owners or managers of commercial real estate located in any other geographical area within the Territory.

     2. Term. The license granted hereby shall begin on the Effective Date and shall continue thereafter indefinitely, subject to termination as provided in Sections 11 and 12 hereof.

     3. Sublicenses. Licensee shall have no right to grant sublicenses of the Marks, except to an affiliated entity of Licensee engaged in the Business in the Territory. An "affiliated entity" of Licensee shall be an entity in which Licensee holds both a voting and equity interest in excess of 50%, and any sublicense to such an entity ("Sublicensee") must contain provisions (a) no less protective of Licensor's rights in and to the Marks than this Agreement, (b) prohibiting any Sublicensee from further licensing or sublicensing the use of the Marks, and (c) terminating the sublicense in the event that Licensee's voting or equity interest in the Sublicensee ceases to be in excess of 50%. Licensor shall be a necessary party to, as well as a third-party beneficiary of, any such sublicense agreement.

     4. Ownership. Subject to the licensed uses granted to Licensee and Sublicensees (if any) hereunder, all right, title and interest in and to the Marks and each of them are and at all times shall remain the sole and exclusive property of Licensor. All rights not specifically granted to Licensee hereunder shall remain with Licensor.

     5. Quality Standard. Licensee shall operate and maintain its Business and perform its services under the Marks in a manner consistent with its current business standards and procedures, and all of its services shall be performed in an ethical and workmanlike manner.

     6. Business Practices. Licensee shall not engage in, or allow others under its supervision or control, including but not limited to any Sublicensees, to engage in, any deceptive, fraudulent or unethical practices of any kind, or suffer or allow any premises used in the Business, or any commercial real estate acquired or managed by the Business, to be used for any immoral or illegal purpose. In order to assure Licensor the ability to protect the goodwill associated with the Marks and the validity and integrity of the Marks, and in order to prevent any deception to the public, Licensee




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agrees to operate the Business in a manner consistent with its current business standards and practices. In order to assure compliance with these standards and practices, Licensee shall make available to representatives of Licensor any information requested by them relating to such use of the Marks, and permit such representatives to inspect all uses in connection with the Business to which the Marks are put, as Licensor reasonably considers necessary.

     7. Marks Usage. Licensee shall display and use the Marks only in such form as currently used by Licensee or as Licensor shall reasonably approve in writing. With respect to the Inland and Design service mark, Licensee's use shall be limited as follows: (a) the signage currently utilized at shopping center locations on the Effective Date hereof may remain at each specific location only, and any replacement, repainting or repair of such signage must adopt the Marks, and shall not use the Inland and Design service mark, and (b) Licensee may continue to use its existing supply of brochures and other marketing materials bearing the Inland and Design service mark, but no reprints or replenishments may bear the Inland and Design service mark.

     8. Representations and Warranties of the Licensor. Licensor represents and warrants that it has all necessary authority to enter into this Agreement and to grant the rights and license provided herein, and that the execution, delivery or performance of this Agreement will not violate or cause a default under any agreement by which the Licensor is bound. Licensor has no knowledge that the Marks or the use thereof infringes any trademark, service mark, tradename or copyright of any third party. Licensor shall use reasonable commercial efforts to obtain and keep in force a Federal Registration for the Marks.

     9. Representations and Warranties of Licensee. Licensee represents and warrants that it has all the necessary authority to enter into and perform its obligations under this Agreement. Licensee represents and warrants that the execution, delivery or performance of this Agreement will not violate or cause a default under any agreement by which Licensee is bound.

     10. Protection of the Marks. Licensee shall ensure that trademark, service mark, trade name, and proprietary rights notices that are appropriate to adequately protect the Marks and the Inland and Design service mark are conspicuously placed on all items used by Licensee bearing the Marks or the Inland and Design service mark. In the event that Licensee learns of or has reason to believe that a third party is infringing or threatens to infringe the Marks and the Inland and Design service mark or any of them, it shall promptly notify the Licensor, and Licensor shall use reasonable efforts to enforce its rights in the Marks and/or the Inland and Design service mark, as the case may be, against such infringement. Licensee agrees to cooperate with Licensor and to provide reasonable support to Licensor in such effort.

     11. Change of Control. In the event that any entity or group acting in concert (other than an entity or group affiliated with Licensor) acquires a 25% or greater voting or equity interest in Licensee, directly or indirectly ("Change of Control"), the license granted hereunder shall be terminable by Licensor upon 90 days written notice to Licensee, provided that Licensor agrees not to terminate the license upon Licensee's compliance with the following:

     (a) The controlling party(ies) of Licensee shall submit a written request to Licensor for




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          continuation of the License, it being understood and agreed that such license continuation shall be conditional upon Licensee's continued conduct of the Business and use of the Marks subsequent to the Change of Control consistent with the requirements set forth in Section 5, 6 and 7 of this Agreement. If Licensee fails to so meet those requirements, this License shall terminate in accordance with the provisions of Section 12 below. In addition, after any Change of Control, Licensee shall discontinue use of the Inland and Design service mark.

     (b) Any usage of the Marks following the Change of Control shall be accompanied by a tag line notice (not less than 20% as prominent as the Mark) stating that "Licensee is not an Affiliate of The Inland Group , Inc." or other suitable notice prescribed by Licensor.

     12. Termination

     12.1 Licensor shall have the right to terminate this Agreement and revoke the license granted herein upon the occurrence of any of the following:

     (a) Licensee fails to perform or observe any material covenant, condition or agreement to be performed or observed by Licensee hereunder or breaches any representation or provision contained herein, and such failure or breach shall continue unremedied for a period of thirty
          (30) days after written notice from Licensor;

     (b) the filing of any claim, lien, attachment of or execution upon a substantial portion of the assets of Licensee which is not released, expunged or dismissed prior to the earlier of sixty (60) days from such filing and which would have a material adverse effect on the Business;

     (c) a general assignment by Licensee of its assets for the benefit of any creditor;

     (d) the admission in writing by Licensee of its inability to pay its debts or perform its obligations when due;

     (e) Licensee discontinues use of one of the Marks for a continuous period of 12 months or longer, in which case the license granted by this Agreement shall terminate as to that Mark; but the license granted by this Agreement shall remain in effect for the other Mark, subject to this Section 12.1, for so long as Licensee's use of such other Mark is not discontinued for a continuous period of 12 months or longer;

     (f) Following a Change of Control, as defined in Section 11, Licensee fails to comply with the request, use and display provisions of
          Section 11;

     (g) Licensee breaches the Quality Standard, Business Practices and Marks Usage






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          requirements of Sections 5, 6, and 7 of this Agreement provided
          Licensee shall have a 30-day period to cure such breach in a manner reasonably acceptable to Licensor.

     12.2 Obligations on Termination. Any termination of this Agreement shall not impair any other accrued rights or remedies of either Licensor, Licensee or any Sublicensee. Upon termination of this Agreement, Licensee shall immediately cease and desist from using the Marks and the Inland and Design and any of them and all right, title and interest that Licensee may have in the Marks and the Inland and Design shall vest in Licensor immediately and automatically, without the need of further action. The right to terminate this Agreement shall be exercised by any party by giving the defaulting party prior written notice of its intention to terminate.

     13. Indemnification. Licensee shall defend, indemnify, and hold Licensor harmless from any and all claims, demands, losses, damages or liabilities incurred by Licensor as a result of any action, suit, proceeding, demand, assessment or judgment arising out of or in connection with Licensee's use of the Marks or the Inland and Design or any of them.

     14.  Miscellaneous.

     14.1 Modification. No modifications or amendments to this Agreement shall be binding upon the parties unless made in writing and duly executed by Licensor and Licensee.

     14.2 Headings. Section headings contained in this Agreement are included for convenience only and form no party of this agreement between the parties.

     14.3 Assignment. Licensee shall have no right to assign or transfer, in any manner, any right or obligation hereunder, without the prior written consent of Licensor. This Agreement shall be binding upon any assignee and, subject to the restrictions on assignment herein, shall inure to the benefit of the successors and assigns of each party hereto.

     14.4 Waiver. Either party's failure to exercise any right under this Agreement shall not constitute a waiver of any other terms or conditions of this Agreement with respect to any other or subsequent breach, nor a waiver by such party of its right at any time thereafter to require exact and strict compliance with the terms of this Agreement.

     14.5 Costs and Attorney's Fees. In the event of any dispute between the parties hereto with respect to this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute in addition to such other relief as such party may be entitled to in law or equity.

     14.6 Notice. Any notice required or permitted to be made or given to either party hereto pursuant to this Agreement shall be sufficiently made or given if it has been served personally or has been sent by overnight delivery service addressed to the other party at the address listed below, or to such other address as shall have been designated by written notice given to the other party:






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                  Licensor:         The Inland Group, Inc.
                                    2901 Butterfield Road
                                    Oak Brook, Illinois 60523
                                    Attn: Robert H. Baum, Esq.

                  Licensee:         Inland Real Estate Corporation
                                    2901 Butterfield Road
                                    Oak Brook, Illinois 60523
                                    Attn: Samuel A. Orticelli

The effective date of notice if served personally shall be the date of receipt. The effective date of notice if served by overnight delivery service shall be the date following the date of deposit of such notice with the overnight delivery service.

     14.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois.

     14.8 Severability. If any provision of this Agreement is declared void, illegal or unenforceable, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

     14.9 Further Assurance. Each party to this Agreement agrees to execute and deliver all documents and to perform all further acts and to take any and all further steps that may be reasonably necessary to carry out the provisions of this Agreement and the transactions contemplated hereby.

     14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as the date first written above.

THE INLAND GROUP, INC.                INLAND REAL ESTATE
                                      CORPORATION


By: /s/Daniel Goodwin                 By: /s/Mark E. Zalatoris
   ------------------------              -------------------------
Title: President                      Title: Senior Vice President
       --------------------                  ---------------------





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